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                                                                EXHIBIT 4.4

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                          SURETY CAPITAL CORPORATION




                  9% Convertible Subordinated Notes due 2008




                    $4,000,000 Minimum/$4,500,000 Maximum


                                ______________

                           Note Purchase Agreement
                                ______________






                          Dated as of March 31, 1998



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                        SURETY CAPITAL CORPORATION

                9% Convertible Subordinated Notes due 2008


                         NOTE PURCHASE AGREEMENT

                                                Dated as of March 31, 1998


To the Undersigned Purchaser:

Ladies and Gentlemen:

     Surety Capital Corporation, a Delaware corporation (the "Company"), proposes to issue and sell privately $4,000,000 minimum/$4,500,000 maximum aggregate principal amount of the Company's 9% Convertible Subordinated Notes due 2008 (the "Notes"). The net proceeds received by the Company from the issue and sale of the Notes will be used primarily to finance the Company's acquisition (the "Acquisition") of TexStar National Bank, Universal City, Texas, a national banking association ("TexStar"), pursuant to that certain Agreement and Plan of Reorganization dated as of October 10, 1997 by and among the Company, Surety Bank, National Association, a national banking association and a wholly-owned subsidiary of the Company (the "Bank"), TexStar and certain shareholders of TexStar (the "Reorganization Agreement"). The sale of the Notes pursuant hereto is not, however, conditioned on consummation of the Acquisition, and any net proceeds not used for the acquisition of TexStar will be used for the general corporate purposes of the Company.

     The Notes are to be issued pursuant to the terms of an Indenture dated as of March 31, 1998 (the "Indenture") by and between the Company and Harris Trust and Savings Bank, as Trustee (the "Trustee"), a copy of the proposed form of which has been provided to potential purchasers of the Notes. The Notes are being offered and sold by the Company in a private placement arranged by Hoefer & Arnett Incorporated, as placement agent (the "Agent"), in reliance on the exemption from the registration provisions of the Securities Act of 1933, as amended ("1933 Act") provided by Section 4(2) thereof and Regulation D promulgated thereunder ("Regulation D").

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     The Company has prepared a Confidential Offering
Memorandum dated March 26, 1998 (the "Memorandum") with respect to the offer and sale of the Notes, which includes as an integral part thereof the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Annual Report") as filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Company has authorized the Agent to use the Memorandum in connection with offers and sales of the Notes. The undersigned, by its signature below, acknowledges receipt of the Memorandum and the exhibits thereto, including the Annual Report.

     In connection with the sale and purchase of the Notes, the Company and you (the "Purchaser") hereby agree as follows:

		SECTION I.  Authorization, Issue and Sale of Notes.

        (a) The Company has duly authorized the issuance of $4,000,000 minimum/$4,500,000 maximum aggregate principal amount of Notes pursuant to the Indenture and the sale thereof on the Closing
Date (as hereinafter defined).


        (b) Subject to the terms and conditions of this Agreement, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, on the Closing Date, the principal amount of Notes specified opposite the Purchasers name on the signature page of this Agreement for cash consideration equal to 100% of such principal amount. Such payment shall be made, concurrently with the submission of this Agreement by Purchaser, by wire transfer of immediately available funds by the Purchaser to the escrow account established for this purpose (the "Escrow Account") pursuant to that certain Escrow Agreement dated as of March 25, 1998 by and among the Company, the Agent and Chase Bank of Texas, National Association, as escrow agent (the "Escrow Agent").

        (c)     In connection with the purchase of the
Notes, the Purchaser shall complete, execute and deliver to the Agent for transmittal to the Company the following documents: a Receipt for Offering Memorandum (the "Receipt"); two copies of a Note Purchase Agreement in the form attached as Exhibit B to the Memorandum (the "Note Purchase Agreement"); and a Purchaser Questionnaire in the form attached as Exhibit C to the Memorandum (the "Purchaser Questionnaire"). This Note Purchase Agreement between the Company and Purchaser is sometimes referred to herein as the "Agreement," and the Receipt, the Note Purchase Agreement, the Purchaser Questionnaire and related instructions to purchasers are referred to as the "Purchase Documents."

        (d) Prior to the Closing, the Company will enter into separate Note Purchase Agreements substantially similar to this Agreement with other purchasers (collectively, with the Purchaser, the "Purchasers"), providing for the sale by the Company to the Purchasers on the Closing Date of Notes, including the Notes being purchased by the Purchaser under this Agreement, of at least $4,000,000 but no more than of $4,500,000 in aggregate principal amount.

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        SECTION 2.  Closing.  Delivery of certificates for the
Notes and payment therefor shall be made at the offices of counsel to the Company (or such other place as may be agreed upon by the Company and the Agent) on March 31, 1998, or such later date as may be agreed upon by the Company and the Agent (the "Closing Date"). Delivery of certificates for the Notes shall be made by or on behalf of the Company to the Agent, against receipt of the funds from the Escrow Agent of the purchase price therefor to the order of the Company. The certificates for the Notes shall be in the form contained in the Indenture and shall be registered in such names and denominations as Purchaser shall have specified on Schedule I to this Agreement. Time shall be of the essence of this Agreement.

        SECTION 3.  Representations and Warranties of the
Purchaser. The undersigned Purchaser represents and warrants to, and covenants and agrees with, the Company and the Agent, and each officer, director, controlling person, representative, agent and/or employee of each of the foregoing, that:

        (a)     The Purchaser has full power and authority
to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly authorized by all necessary action on
the part of the Purchaser.   This Agreement has been duly
executed and delivered by Purchaser and constitutes a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors_ rights generally. If the Purchaser is an individual, he is at least 21 years of age and a bona fide resident and domiciliary (not a temporary or transient resident) of the state or jurisdiction set forth below his signature hereto, and has no present intention of becoming a resident of any other state or jurisdiction.

        (b) The Purchaser is acquiring the Notes for its own account as principal, or on behalf of accounts managed by it in its sole discretion, each of which is an "accredited investor" within the meaning of paragraphs (a)(1)-(a)(8) of Rule 501 of Regulation D, for investment and not with a view to the distribution or fractionalization thereof, or with any intention of distributing or reselling the Notes or any part thereof, within the meaning of the 1933 Act (it being understood, however, that the distribution of the Purchaser's property shall at all times be within the control of Purchaser). The Purchaser understands that (i) neither the Notes nor the shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), issuable upon conversion of the Notes (the "Conversion Shares") have been registered under the 1933 Act and, therefore, cannot be sold unless and

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until they are registered under the 1933 Act or unless an
exemption from registration is available for such sale, (ii) a legend as to the restrictions on transfer in such form as the Company may require shall be placed on the certificate or certificates representing the Notes and the Conversion Shares and evidence of such restrictions on transfer shall be made in the appropriate records of the Company, including by instruction to any registrar for the Notes established under the Indenture and any transfer agent for the Common Stock, and
(iii) it may be necessary to hold the Notes and the Conversion Shares indefinitely and the Purchaser must continue to bear the economic risk of the investment in the Notes and the Conversion Shares unless the Notes or the Conversion Shares are subsequently registered under the 1933 Act or an exemption from registration under the 1933 Act is available for the transfer thereof.

        (c) At least one of the following statements is an accurate representation as to the source of funds to be used by the Purchaser to pay the purchase price of the Notes in accordance with this Agreement (as used in this section, the terms "employee benefit plan," "government plan," "party in interest" and "separate account" have the respective meanings assigned to such terms in Section 3 of the Employee Retirement Security Act of 1976 ("ERISA")):

                (i)     if the Purchaser is an insurance
        company, (A) no part of such funds constitutes assets allocated to any separate account maintained by the Purchaser in which any employee benefit plan (or its related trust) has any interest, or (B) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by the Purchaser, the Purchaser has heretofore disclosed to the Company the names of each employee benefit plan whose assets in such account exceed 5% of the total assets or are expected to exceed 5% of the total assets of such account as of the Closing Date (with all employee benefit plans maintained by the same employer or employee organization deemed for the purposes of this clause (B) to be a single plan);

                (ii)    if the Purchaser is a "bank" (as
        defined in Section 3(a)(2) of the 1933 Act), to the extent that any part of such funds constitutes assets allocated to any bank collective investment vehicle maintained by the Purchaser, the Purchaser has heretofore disclosed to the Company the names of each employee benefit plan whose assets in such vehicle exceed 5% of the total assets of such vehicle as of the Closing Date (for the purpose of this clause (ii), all employee benefit plans maintained by the same employer or employee organization shall be deemed to be a single plan);

                (iii)   if the Purchaser is other than an
        insurance company or a bank within the meaning of clauses (i) or (ii) of this Section 3(c), respective-ly, all or a portion of such funds consist of funds which do not constitute assets of any employee benefit plan (other than a governmental plan exempt from the

                                      -4-
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        coverage of ERISA), and the remaining portion, if any,
        of such funds consists of funds which may be deemed to constitute assets of one or more specific employee benefit plans, complete and correct information as to the identity of each of which the Purchaser has heretofore delivered to the Company;

                (iv)    if such funds constitute assets of a
        specific employee benefit plan, the Purchaser has heretofore delivered to the Company complete and correct information as to the identity of such employee benefit plan; or

                (v)     the Purchaser is a registered
        investment company subject to regulation under the Investment Company Act of 1940, as amended (the
        "Investment Company Act").

        (d) The Purchaser and each person for whose account any Notes are being acquired is an "accredited investor" within the meaning of paragraphs (a)(1)-(a)(8) of Rule 501 of Regulation D. The Purchaser and each person for whose account any Notes are being acquired has the financial ability to bear the economic risk of its investment in the Notes and has adequate means to provide for its current needs and other contingencies and to withstand the loss of its entire investment in the Notes. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of a purchase of the Notes, including the risks set forth under the caption "Risk Factors" in the Memorandum, for itself and each person for whose account it is acquiring any Notes and has determined that the Notes are a suitable investment for itself and each person for whose account it is acquiring any Notes, as to both the nature and principal amount of the Notes being acquired.

        (e) The Purchaser has received such information concerning the Company, TexStar, the Acquisition and the Notes, including without limitation the Memorandum, and has been given the opportunity to ask such questions of, and receive answers from, representatives of the Company, as it deems sufficient in order to make an informed investment decision with respect to the Notes. The Purchaser acknowledges that no person has been authorized to make any representation, other than as contained in this Agreement or the Memorandum, and, if given or made, any such representation must not be relied upon as having been authorized by the Company or any person acting on its behalf.

        (f)     All information which the Purchaser has
provided to either the Agent or the Company concerning its financial position, or its status as an "accredited investor," including all information set forth in the Purchaser
Questionnaire, is correct and complete in all respects.

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        (g)     Each Purchaser who is not a citizen or a
resident of the United States, or a corporation or partnership organized in or under the laws of the United states or a political subdivision thereof, or an estate the income of which is includible in gross income for United States Federal tax purposes regardless of its source, hereby acknowledges that (i) if such Purchaser does not provide the Company with a statement that (A) is signed by the beneficial owner of the Notes under penalties of perjury, (B) certifies that such owner is not a U. S. holder, or in the case of an individual, that he is neither a citizen nor a resident of the United States, and (C) provides the name and address of the beneficial owner, or (ii) if the Company has actual knowledge that such purchaser is a United States person, the Company may deduct and withhold United States Federal withholding tax on payments of principal and interest on the Notes.

        (h) The Purchaser agrees to indemnify and hold harmless the Company, the Agent and each person, if any, who controls any such person or entity within the meaning of
Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses of investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser in this Agreement or in any other document furnished by the Purchaser to any of the foregoing in connection with the offer, sale and purchase of the Notes.

        (i) The purchase of and payment for the Notes on the Closing Date is not prohibited by any law or government regulation applicable to Purchaser.

        (j) The Agent has, during the course of the offering and before the sale of the Notes, afforded the Purchaser the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the offering and to obtain any additional information from the Company, to the extent the Company possesses such information or could have acquired it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Memorandum.

        (k) If the Purchaser has employed a purchaser representative in connection with evaluating the merits and risks of an investment in the Notes, Purchaser has acknowledged who such person is and that such person is his "purchaser representative" as such term is used in Rule 501(h) of Regulation D.

        (l) The Purchaser has received no written or oral representations or information from the Agent, the Company, or their shareholders, directors, officers, employees, representatives, or agents which were in any way inconsistent with the information stated in the Memorandum, and in deciding to purchase the Notes subscribed for hereby,

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Purchaser has relied solely upon its review of the Memorandum and independent investigations made by it, its purchaser representative(s), if any, and its attorney, accountant, and/or other advisors, if any, without assistance of the Agent, the Company, or their shareholders, directors, officers, employees, representatives, or agents, and upon no oral statements of such parties.

        SECTION 4.  Representations and Warranties of the
Company. The Company represents and warrants to the Purchaser that:

        (a) The Memorandum did not as of its date and will not as of the Closing Date contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (b) The Company and each of its subsidiaries have been duly incorporated and are validly existing as corporations or banks in good standing under the laws of their respective jurisdictions of incorporation, with full power and authority to own or lease their properties and conduct their businesses as described in the Memorandum; the Company's only subsidiaries are those listed on Exhibit 21 of the Annual Report; the Company and each of its subsidiaries, are duly qualified to do business as foreign corporations under the corporation law of, and are in good standing as such in, each jurisdiction in which they own or lease substantial properties, have an office, or in which substantial business is conducted and such qualification is required except in any such case where the failure to so qualify or be in good standing would not have a material adverse effect upon the condition (financial or otherwise), earnings, affairs, business or prospects of the Company and its subsidiaries, as the case may be, taken as a whole ("Material Adverse Effect"); and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

        (c)     The Company has an authorized and
outstanding capitalization as set forth in the Memorandum under the caption "Capitalization" and the Notes and the Common Stock conform in all material respects to the description thereof contained in the Memorandum. All of the issued and outstanding shares of Common Stock have been duly authorized, validly issued and are fully paid and non-assessable and free of preemptive or other similar rights and there are no options, agreements, contracts or other rights in existence to acquire from the Company any shares of Common Stock, except as set forth in the Memorandum. Except as set forth in the Memorandum, there are no holders of securities of the Company having rights to the registration thereof. The Company has no banking subsidiaries other than the Bank. All of the capital stock of each subsidiary of the Company, other than the Bank, has been duly authorized, validly issued and is fully paid and non-assessable. All of the outstanding capital stock of the Bank has been duly authorized, validly issued and is fully paid and, subject to

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12 U.S.C. section 55 (1982), nonassessable.  The Company owns of record and beneficially, directly or indirectly, free and clear of any liens, claims, encumbrances or rights of others, all of the issued and outstanding shares of each of its respective subsidiaries, except as referred to in the Memorandum. There are no options, agreements, contracts or other rights in existence to purchase or acquire from the Company or its subsidiaries any issued and outstanding shares of the capital stock of such subsidiaries.

        (d) The Notes to be sold by the Company pursuant to this Agreement have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the purchasers thereof will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors_ rights generally; and the Notes will be convertible into shares of Common Stock in accordance with the terms of the Indenture and will conform in all material respects to the description thereof in the Memorandum. All corporate actions required to be taken for the authorization, issue and sale of the Conversion Shares have been validly and sufficiently taken and the Conversion Shares have been duly authorized and validly reserved for issuance upon such conversion and, when so issued, will be validly issued, fully paid and non-assessable. The Common Stock is not subject to the preemptive rights of any shareholder of the Company, and holders of shares of Common Stock will not be subject to personal liability by reason of being such holders.

        (e) The execution, delivery and performance by the Company of this Agreement has been duly authorized by all necessary corporate action on the part of the Company and does not and will not violate any provision of the Company's articles of incorporation (as amended) or bylaws (as amended) and does not and will not constitute or result in the breach of, or be in violation of, any of the terms or provisions of or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries under any material agreement, franchise, license, indenture, lease, mortgage, deed of trust, or other instrument to which the Company or any subsidiary is a party or by which the Company, any subsidiary or the property of any of them may be bound or affected, or any law, order, judgment, decree, rule or regulation applicable to the Company or any subsidiary of any government, governmental instrumentality, court or regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any subsidiary or any of their respective properties, or any order of any court or governmental agency or other regulatory authority entered in any proceeding to which the Company or any subsidiary was or is now a party or by which it is bound. No consent, approval, authorization or other order of or filing with, any court, regulatory body, administrative agency or other governmental body is legally required for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except as may

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be required under or by Regulation D, the American Stock
Exchange, Inc. (the "Amex") or the blue sky laws of the various jurisdictions. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms except insofar as (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to creditors' rights generally; (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding thereafter may be brought; and
(iii) such enforcement may be subject to any limitations under applicable law which relate to the indemnification and contribution provisions of Section 6 of this Agreement.

        (f)     Each of Coopers & Lybrand LLP and Burnside &
Rishebarger, who have expressed their opinion with respect to certain of the financial statements included in the Memorandum, are independent accountants within the meaning of the 1933 Act.

        (g) The consolidated financial statements, together with the notes thereto, of the Company included in the Memorandum comply in all material respects with the 1933 Act and present fairly the consolidated financial position of the Company as of the date of such financial statements (including, without limitation, the allowance for possible loan losses), and the consolidated results of operations and cash flows of the Company for the period covered thereby, are in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed in the Memorandum. No other financial statements are required to be included in the Memorandum. The consolidated financial, statistical and numerical information with respect to the Company and its subsidiaries, and the financial and statistical information with respect to Surety Bank, set forth in the Memorandum are fairly presented, were derived from the consolidated financial statements or the books and records of the Company and its subsidiaries and are prepared on a basis consistent with the audited financial statements of the Company.

        (h) The pro forma financial information of the Company and its subsidiaries included in the Memorandum presents fairly the information shown therein; has been compiled on a basis consistent with that of the audited consolidated financial statements of the Company and its subsidiaries included in the Memorandum; has been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements; and the assumptions used in the preparation thereof are reasonable.

        (i)     Neither the Company nor any subsidiary
thereof is in violation of its articles of incorporation, articles of association, or bylaws, in each case as amended,

                                      -9-
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or in default under any consent decree, formal agreement,
memorandum of understanding or similar agreement, or in default with respect to any provision of any material lease, loan agreement, franchise, license, permit or other contractual obligation to which it is a party or by which it or any of its properties may be bound; there does not exist any state of facts which constitutes an event of default by the Company as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, except for any such violation or default of the articles of incorporation, articles of association, bylaws, consent decrees, formal agreements, memoranda of understanding or similar agreements, or any lease, loan agreement, franchise, license, permit or other contractual obligations referred to in this subparagraph (i) which, either individually or in the aggregate, would not have a Material Adverse Effect.

        (j) Except as disclosed in the Memorandum, (A) there is no action, suit or proceeding before or by any court or governmental or regulatory agency or body, domestic or foreign, or any arbitrator or arbitration panel, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, which could result in a Material Adverse Effect, and (B) there is no decree, judgment, order, formal agreement or memorandum of understanding of any kind in existence applicable to the Company or any of its subsidiaries, or any of their respective officers, employees or directors, requiring or restraining the taking of any actions of any kind in connection with the business of the Company and its subsidiaries, respectively.

        (k) The Company is a bank holding company duly registered with the Board of Governors of the Federal Reserve System ("Federal Reserve Board") under the Bank Holding Company Act of 1956, as amended ("BHCA"). The Bank is a national bank duly chartered and organized by authority of the Office of the Comptroller of the Currency ("OCC"). The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by the Bank. Since January 1, 1993, the Company and the Bank has filed all material reports and amendments thereto that they were required to file with the Federal Reserve Board, the OCC and any other federal or state regulatory authorities. Except as set forth in the Memorandum, there is no unresolved material violation, criticism or exception by any governmental or regulatory agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries. The conduct of the business of the Company and each of its subsidiaries is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, and all formal agreements, memoranda of understanding and similar agreements with regulatory authorities, except where the failure to be in compliance would not have a Material Adverse Effect. Each of the Company and its subsidiaries own or possess or have obtained all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their properties and to carry on

                                      -10-
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their businesses as presently conducted except where the
failure to have any such governmental licenses, permits, consents, orders, approvals and other authorizations would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries, has received any written notice of proceedings related to revocation or modification of any such licenses, permits, consents, orders, approvals or authorizations which singly or in the aggregate, if the subject of an unfavorable ruling or finding, would result in a Material Adverse Effect. Except as disclosed in the Memorandum, neither the Company or the Bank is currently a party or subject to any agreement or memorandum with, or directive or order issued by, the Federal Reserve Board, the OCC or any other federal or state regulatory authorities, which imposes any material restrictions or requirements not generally applicable to bank holding companies or commercial banks.

        (l) Each of the Company and its subsidiaries have valid and indefeasible title to all of the properties and assets reflected as owned by them in the financial statements contained in the Memorandum, subject to no lien, mortgage, pledge, charge, encumbrance or title defect of any kind except those, if any, reflected in such financial statements (or described elsewhere in the Memorandum) or which are not material to the Company and its subsidiaries, as the case may be, taken as a whole. Each of the Company and its subsidiaries hold their respective leased properties that are material to the Company and its subsidiaries taken as a whole under valid and binding leases.

        (m) Since the respective dates as of which information is given in the Memorandum, except as otherwise stated or contemplated therein, there has not been (i) any material adverse change in the condition (financial or otherwise), earnings, affairs, business or prospects of the Company or its subsidiaries, whether or not arising in the ordinary course of business, (ii) any material transaction entered into, or any material liability or obligation incurred, by the Company or its subsidiaries other than in the ordinary course of business, (iii) any change in the capital stock, or increase in the short-term debt or long-term debt of the Company or its subsidiaries, or (iv) any dividend or distribution of any kind declared, paid or made by the Company in respect of its capital stock.

        (n) There are no contracts or other documents required to be described in or filed with the Annual Report which have not been described or filed as required. The contracts described in the Annual Report are in full force and effect on the date hereof; and neither the Company nor any of the subsidiaries, nor to the knowledge of the Company, any other party, is in breach of or default under any of such contracts which individually or in the aggregate would not have a Material Adverse Effect.

                                      -11-
PAGE

        (o) The Company together with its subsidiaries own and possess sufficient right, title and interest in and to, or has duly licensed from third parties the right to use, all trademarks, trade names, copyrights and other proprietary rights ("Trade Rights") material to the business of the Company and each of its subsidiaries, in each case taken as a whole. None of the Company or any of its subsidiaries has received any written notice of infringement, misappropriation or conflict from any third party as to such material Trade Rights which has not been resolved or disposed of, and none of the Company or any of its subsidiaries has infringed, misappropriated or otherwise conflicted with material Trade Rights of any third parties, which infringement, misappropriation or conflict would have a Material Adverse Effect.

        (p) Each of the Company and its subsidiaries has timely filed all necessary federal and state income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon, and there is no tax deficiency that has been, or to the knowledge of the Company might reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their properties or assets, that could reasonably be expected to have a Material Adverse Effect.

        (q) The Company's Common Stock is registered pursuant to Section 12(b) of the 1934 Act, and listed for trading on the Amex. The Company has filed an additional listing application with the Amex with respect to the Conversion Shares.

        (r)     Neither the Company nor any of its
subsidiaries, or TexStar, is, an "investment company" within the meaning of the Investment Company Act.

        (s) No labor dispute with the employees of the Company or any of its subsidiaries is pending or, to the knowledge of the Company, threatened that could reasonably be expected to have a Material Adverse Effect. Each employee benefit plan within the meaning of ERISA, for which the Company or any subsidiary acts as sponsor within the meaning of ERISA is and has been in all material respects operated and administered in accordance with the provisions of ERISA and applicable law. The present value of all benefits vested under each employee benefit plan which is subject to Title IV of ERISA did not exceed, as of the end of the most recent plan year, the value of the assets of the plan allocable to such vested or accrued benefits, and no such plan or any trust created thereunder has incurred any "accumulated funding deficiency" within the meaning of the Internal Revenue Code ("Code") since the effective date of ERISA. No employee benefit plan or any trust created thereunder or any trustee fiduciary or administrator thereof has engaged in a "prohibited transaction" within the meaning of the Code or ERISA or violated any of the fiduciary standards of ERISA, and there has been no "reportable event" within the meaning of ERISA with respect to any such plan.

                                      -12-
PAGE

        (t)     Each of the Company and its subsidiaries
(A) makes and keeps books, records and accounts which, in reasonable detail and in all material respects, accurately and fairly reflect its transactions and dispositions of its assets and (B) maintains a system of internal accounting controls sufficient to provide reasonable assurance that
(1) transactions are executed in accordance with management's general or specific authorizations, (2) transactions are recorded as necessary (i) to permit the preparation of financial statements in conformity with generally accepted accounting principles consistently applied or any other criteria applicable to such statements and (ii) to maintain accountability for assets, (3) access to assets is permitted only in accordance with management's general or specific authorizations and (4) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (u) The Reorganization Agreement covering the transactions between the Company and TexStar described in the Memorandum under the caption "The Acquisition - The Reorganization Agreement" and the transactions contemplated thereby have been authorized by all necessary corporate action on the part of the Company; the Reorganization Agreement has been executed and delivered by the Company and the other parties thereto and constitutes a valid and binding obligation of the Company (assuming the due authorization, execution and delivery thereof by the other parties thereto) enforceable against the Company in accordance with its terms, except insofar as (i) such agreement may be subject to bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding thereafter may be brought.

        (v) Since January 1, 1993 the Company has, and at the Closing Date the Company will have, made all filings required to be made by it under the 1934 Act; and all such filings conformed and will conform in all material respects to the requirements of the 1934 Act, and as of their respective dates none of such filings contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in lieu of the circumstances under which they were made, not misleading.

        SECTION 5.  Covenants of the Company.  The Company
covenants and agrees with the Purchaser that:

        (a)     The Company will use the net proceeds
received by it from the sale of the Notes in the manner specified in the Memorandum under the caption "Use of Proceeds."

                                      -13-
PAGE

        (b) Notwithstanding that the Company may not be required to remain subject to the reporting requirements of
Section 13 or 15(d) of the 1934 Act, for so long as any of the Notes remain outstanding, the Company shall file with the Commission and provide within 15 days to the Trustee and the holders of Notes with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the 1934 Act and applicable to a U.
S. corporation subject to such sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such sections.

        SECTION 6. Registration of the Notes and Conversion Shares. This Section 6 sets forth the Company's agreements with the Purchaser with respect to the registration under the 1933 Act of the Notes and the Conversion Shares (together, the "Registrable Securities"). The Company will take each action required by this Section 6 as expeditiously as practicable.

        (a) As soon as practicable, but in any event within 90 days of the Closing Date, the Company at its sole expense will file a "shelf" registration statement pursuant to Rule 415 under the 1933 Act on a form available for use by the Company registering the resale of the Registrable Securities by the holders thereof (the "Shelf Registration Statement"). The Company will use reasonable efforts to cause the Shelf Registration Statement to become effective within 135 days of the Closing Date, and will use reasonable efforts to maintain continuously the effectiveness of the Shelf Registration Statement until the expiration of one year from the Closing Date (or, if for any reason the effectiveness of the Shelf Registration Statement is suspended, such period shall be extended by the aggregate number of days of such suspension).

        (b)     Not later than the effectiveness of the
Shelf Registration Statement, the Company will use reasonable efforts to qualify the Indenture under the Trust Indenture Act of 1939 (the "1939 Act").

        (c) The Company will furnish without charge to the Purchaser and to each other holder of Registrable Securities (collectively, the "Holders"), and to the Agent, at least three business days prior to filing the Shelf Registration Statement, copies of the Shelf Registration Statement as proposed to be filed by the Company, including, if specifically requested, copies of any exhibits to be filed therewith (including copies of any document to be incorporated by reference therein and, to the extent specifically requested, copies of all exhibits thereto), and thereafter will furnish to the Holders and to the Agent such number of conformed copies of the Shelf Registration Statement and each amendment thereto, the prospectus included in the Shelf Registration Statement (including each preliminary prospectus) and any supplement thereto and, promptly after the effectiveness of the Shelf Registration Statement, the definitive final prospectus filed with the Commission. The Shelf Registration Statement and each amendment thereto, the

                                      -14-
PAGE
prospectus and each amended or revised prospectus and each supplement thereto shall be subject to review by the Holders and the Agent prior to filing same with or transmitting same to the Commission and the Company agrees that, except as required by applicable law, it will not file the Shelf Registration Statement, any amendment thereto, any amended or revised prospectus or prospectus supplement if the Agent or the Holders holding a majority of the aggregate principal amount of Notes, or a majority of the number of Conversion Shares, as the case may be, shall reasonably object thereto.

        (d) The plan of distribution described in the Shelf Registration Statement shall be broad enough to permit the Holders to offer the Registrable Securities from time to time in privately negotiated transactions, in ordinary brokerage transactions and transactions in which the broker solicits customers and any other methods of disposition requested by any Holder. The Shelf Registration Statement shall permit transactions to be made in the over-the-counter market, in an interdealer quotation system of a registered national securities association, through the facilities of a national securities exchange, through the writing of options or a combination of such methods of sale, at fixed prices that may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In effecting sales under the Shelf Registration Statement, brokers or dealers engaged by the Holders may arrange for other brokers or dealers to participate, and brokers or dealers may receive commissions or discounts from the Holders or from the purchasers in such transactions in amounts to be negotiated immediately prior to the sale.

        (e) The Company will, on or prior to the date on which the Shelf Registration Statement is declared effective, use reasonable efforts to register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Holder requests. The Company will use reasonable efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period the Shelf Registration Statement is required to be kept effective; and the Company will do any and all other acts and things which may be necessary to enable the Holders to consummate the disposition of the Registrable Securities; provided, that the Company will not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6(e) or consent to general service of process in any such jurisdiction.

        (f) The Company will advise the holders and the Agent promptly of the filing of the Shelf Registration Statement and of the effectiveness thereof, and will advise the holders and the Agent promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement (and make every reasonable effort to obtain the withdrawal of such order as early as possible) or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise the Agent

                                      -15-
PAGE
and each Holder promptly of any request of the Commission for amendment or supplement of the Shelf Registration Statement, of any preliminary prospectus or of the prospectus contained therein, or for additional information.

        (g) The Company will (i) immediately notify the Agent and each Holder at any time when a prospectus relating to the Registrable Securities is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus contained in the Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and (ii) as promptly as practicable amend the Shelf Registration Statement or supplement the prospectus or take other appropriate action so that the prospectus does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

        (h) The Company will furnish, on the date that the Shelf Registration Statement is declared effective by the Commission, and on the date any post-effective amendment to the Shelf Registration Statement is declared effective, (i) an opinion of counsel for the Company dated as of such date and addressed to the Agent and to the Holders, stating that the Shelf Registration Statement (or such post-effective amendment, as applicable) has become effective under the 1933 Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act,
(B) the Registration Statement (or the post effective amendment, as applicable), the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the 1933 Act and the applicable rules and regulations thereunder of the Commission (except that such counsel need express no opinion as to the financial statements or any financial or statistical data contained or incorporated therein) and (C) to such other effects as may reasonably be requested by counsel for the Holders, and (ii) a letter dated such date from the independent accountants retained by the Company, addressed to the Agent and to the Selling Holders, stating that they are independent public accountants within the meaning of the 1933 Act and that, in the opinion of such accountants, the financial statements of the Company and the schedules thereto that are included or incorporated by reference in the Registration Statement or the prospectus, or any amendment (including any post- effective amendment) or supplement thereof, comply as to form in all material respects with the applicable requirements of the 1933 Act and the published rules and regulations thereunder, and such letter shall additionally address such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) included in the Registration Statement in respect of which such letter is being given as the Holders may reasonably request.

                                      -16-
PAGE

        (i)     The Company will make available for
inspection by one representative of the Holders designated by a majority thereof, and any attorney, accountant or other agent retained by such representative of the Holders (the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by the Holders in order for the Holders to verify information about the Company contained in or omitted from the Shelf Registration Statement, and will cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with the Shelf Registration Statement; provided, that any examination shall be made without unduly disrupting the Company's operations and shall not exceed the scope of a customary due diligence examination.

        (j)     The Company will enter into customary
agreements and take such other actions as are reasonably requested by the Holders, if any, in order to expedite or facilitate the disposition of the Registrable Securities.

        (k) In connection with the Shelf Registration Statement, each Holder will furnish promptly to the Company in writing such information with respect to itself and the proposed distribution by it as shall be reasonably necessary in order to ensure compliance with federal and applicable state securities laws.

        (l) The Company will pay all expenses incident to the Company's performance under or compliance with the Shelf Registration Statement, including without limitation, all registration and filing fees, blue sky fees and expenses, printing expenses, listing fees, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and costs of insurance and reasonable out-of-pocket expenses (including, without limitation, legal fees (not to exceed $15,000) of one counsel for all Holders (the "Sellers Attorney")(such expenses being collectively referred to herein as "Registration Expenses"), but excluding any underwriting fees, discounts and selling commissions allocable to the sale of the Registrable Securities and all expenses incurred directly by the Holders for legal counsel other than the Seller's Attorney (collectively, the "Selling Expenses"). The Company will pay all Registration Expenses incurred in connection with the Shelf Registration Statement, whether or not the Shelf Registration Statement becomes effective, and the Selling Holders shall pay Selling Expenses in connection with any Registrable Securities registered pursuant to this Agreement.

        (m) The Company will indemnify and hold harmless each Holder of Registrable Securities and each person, if any, who controls such Holder within the meaning of the 1933 Act and the 1934 Act, against any losses, claims, damages or liabilities (including reasonable attorneys' fees) ("Losses"), joint or several, to which a Holder or controlling person may become subject under the 1933 Act, the 1934 Act or otherwise,

                                      -17-
PAGE
insofar as such Losses, (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement under which Registrable Securities were registered under the 1933 Act pursuant to this Agreement, any preliminary prospectus or final prospectus contained therein, or any amendment (including any post-effective amendment) thereto or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Holder, and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Holder or such controlling person in writing specifically for use in the Shelf Registration Statement or prospectus.

        (n) Each Holder agrees to indemnify and hold harmless the Company, its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of the 1933 Act or of the 1934 Act to the same extent as the foregoing indemnity from the Company to such Holder, but only with respect to information regarding such Holder furnished in writing by or on behalf of such Holder expressly for inclusion in the Shelf Registration Statement or prospectus relating to the Registrable Securities, or any amendment (including any post-effective amendment) or supplement thereto; provided, however, that the liability of such Selling Holder shall not be greater in amount than the dollar amount of the proceeds received by such Holder from the sale of the Registrable Securities giving rise to such indemnification.

        (o)     Promptly after receipt by an indemnified
party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof. No indemnification shall be available to any party who shall fail to give notice as provided in this Section 6(o) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but otherwise the omission so to notify the indemnifying party shall not relieve it from any liability
which it may have to any indemnified party.   In case any such
action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6(o) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be

                                      -18-
PAGE
reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

        (p)     If the indemnification provided for in this
Section 6 is unavailable to the Company or the Holders or is insufficient to hold them harmless in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses as between the Company on the one hand and each Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of each Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and each Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statements of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (q)     No person guilty of fraudulent
misrepresentation (within the meaning of Section 11(f) of the 1933 Act) with respect to the Shelf Registration Statement shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

        (r) Holder will from time to time upon request by the Company while the Shelf Registration Statement is effective, provide to Company information regarding Holder's transactions in the Registrable Securities, the number or amount of Registrable Securities held by Holder and such other information as the Company shall reasonably request in order to maintain the effectiveness of the Shelf Registration Statement or file any post-effective amendment thereto or prospectus supplement.

        SECTION 7.  Conditions of the Obligations of
Purchaser. The obligations of the Purchaser to purchase and pay for the Notes as provided herein, and the consummation of

                                      -19-
PAGE
the sale of the Notes at Closing to the Purchaser, shall be subject to the fulfillment, or the waiver by Purchaser, prior to or at the Closing, of the following conditions:

        (a) Each representation and warranty of the Company in this Agreement shall be, at and as of the Closing Date, true and correct with the same effect as though such representation had been made at and as of the Closing Date.

        (b)     The Company shall have performed and
complied with all of its obligations under this Agreement to be performed or complied with at or prior to the Closing Date.

        (c)     The Company shall have entered into the
Indenture with the Trustee, and the Indenture shall be in full force and effect.

        (d) The Company shall have delivered or caused to be delivered to the Purchaser at the Closing certificates of officers, dated the Closing Date, of the Company as to the satisfaction of the conditions set forth in Sections 6(a), 6(b) and 6(c) of this Agreement.

        (e) There shall have been furnished to you on the Closing Date an opinion of Tracy & Holland, L.L.P., Fort Worth, Texas, counsel for the Company, addressed to you and dated the Closing Date, to the effect set forth in Schedule II to this Agreement.

        SECTION 8. Notices. All communications hereunder will be in writing and will be mailed, delivered or telegraphed and confirmed (i) if to the Purchaser, addressed to the Purchaser at its address set forth on the signature page of this Agreement, (ii) if to the Company, addressed to the Company at 1845 Precinct Line Road, Suite 100, Hurst, Texas, with a copy to Tracy & Holland, 306 W. Seventh Street, Suite 500, Fort Worth, Texas 67102-4982, Attention: Margaret Holland, and (iii) if to the Agent, addressed to Hoefer & Arnett Incorporated, 353 Sacramento Street, 10th Floor,
San Francisco, California 94111, with a copy to Bracewell & Patterson, L.L.P., 711 Louisiana St., Suite 2900, Houston, Texas 77002, Attention: John R. Brantley.

        SECTION 9. Headings and Schedules. The headings contained in this Agreement are for convenience of reference only, and do not constitute a part of and shall not be deemed to limit or affect any of the provisions of this Agreement. The Schedules attached hereto, and the certificates and other documents delivered as specified in this Agreement, are expressly made a part hereof.

        SECTION 10.     Effect of Agreement.  This Agreement,
including the schedules hereto and the certificates and other documents delivered pursuant to this Agreement, contains the

                                      -20-
PAGE
entire agreement between the Purchaser and the Company with respect to the subject matter contained in this Agreement and supersedes all prior agreements and understandings, oral and written, with respect thereto. No representations and warranties other than those contained in this Agreement or in any such schedule, certificate or opinion shall be deemed to have been made by the Purchaser or the Company with respect to this Agreement or the Notes issued pursuant hereto.

        SECTION 11. Survival. All of the representations and warranties contained in this Agreement or in any schedule hereto, or in any certificate or other document delivered pursuant hereto shall survive the Closing, regardless of any investigation that may have been or may be made (or any statements made in respect thereof) at any time by or on behalf of the party to whom such representations or warranties are made.

        SECTION 12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representative and assigns, and to the benefit of the officers and directors and controlling persons thereof, and no other person will have any right or obligation hereunder.

        SECTION 13. Partial Unenforceability. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

        SECTION 14.     Counterparts.  This Agreement may be
executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        SECTION 15. Expenses and Fees. Except as otherwise provided herein, the Purchaser and the Company each hereby agree to pay such reasonable and accountable costs and expenses incident to their performance under this Agreement as
each may incur.   Without limiting the generality of the
foregoing, the Company will pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all reasonable and accountable costs and expenses incident to the performance by the Company of its obligations under this Agreement, including (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the placement of the Notes and all other expenses in connection with the preparation and reproduction or printing of the Memorandum and amendments and supplements thereto and the mailing and delivering of copies thereof to the Agent and to all prospective purchasers;
(ii) the cost of printing or producing any of the Purchase Documents, the blue sky memoranda (if any) and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iii) all fees and expenses incurred by the Agent in connection with the offer and sale of the Notes, including the fees and disbursements of counsel to the Agent incurred in connection therewith; (iv) the cost of preparing the Notes and the certificates for the Conversion Shares;

                                      -21-
PAGE

(v) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the listing for trading on the Amex of the Conversion Shares; (vi) the fees and expenses of the Trustee and any agent of the Trustee or the Company and the fees and disbursements of counsel for the Trustee or any such agent in connection with the Indenture and the Notes; (vii) the fees and expenses of the Escrow Agent and counsel for the Escrow Agent in connection with the Escrow Agreement; (viii) the fees and expenses of any transfer agent or registrar and the fees and disbursements of counsel for any such transfer agent or registrar in connection with the Notes or the Conversion Shares; (ix) the costs associated with the matters required by the Company in Section 6 above, to the extent provided in such section; and (xi) all other reasonable and accountable costs and expenses incident to the performance of the obligations of the Company hereunder which are not otherwise specifically provided for herein.

        SECTION 16. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

                                      -22-
PAGE

		If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between you and the Company in accordance with its terms.

                                          Very truly yours,

                                          SURETY CAPITAL CORPORATION



                                          By: _________________________
                                               B.J. Curley
                                               Vice President and Chief
                                               Financial Officer


Agreed and accepted as of
the date first above written.

Name of Purchaser

_______________________________
(print or type full legal name)


By: ___________________________
Name: _________________________
Title: ________________________

Please State:
Address of Purchaser to be
used for future correspondence:			Principal Amount
of Notes Purchased:

_______________________________                 $ _________________

_______________________________

_______________________________

                                      -23-
PAGE
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                     SCHEDULE I TO NOTE PURCHASE AGREEMENT

                  Names and Denominations for Notes Purchased

Denominations of        Names in which the                Taxpayer
Notes Purchased:        Notes are to be Registered:       Identification No.


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                   SCHEDULE II TO NOTE PURCHASE AGREEMENT


                 [Form of Legal Opinion of Tracy & Holland]





                               March 31, 1998


To Purchasers under the
Note Purchase Agreement
Referred to Below

Ladies and Gentlemen:

We have acted as counsel for Surety Capital Corporation, a Delaware corporation (the "Company"), in connection with the issue and sale by the Company of $4,000,000 minimum/$4,500,000 maximum aggregate principal amount of its 9% Convertible Subordinated Notes due 2008 (the "Notes") pursuant to the several Note Purchase Agreements dated as of March 31, 1998, (each a "Note Purchase Agreement") between the Company and the purchasers identified therein (the "Purchasers"). We have been requested by the Company to deliver this opinion pursuant to
Section 7(e) of the Note Purchase Agreement. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Note Purchase Agreements.

We have examined executed counterparts of the Note Purchase Agreement and the Indenture dated as of March 31, 1998 ("Indenture") between the Company and Harris Trust and Savings Bank, as Trustee ("Trustee"), and originals or copies of
(i) the Certificate of Incorporation of the Company, together with all amendments thereto, (ii) the By-laws of the Company, as amended, (iii) the Escrow Agreement, (iv) certain resolutions of the Board of Directors of the Company, and
(v) such other documents and records as we have deemed necessary and relevant for purposes hereof. In addition, we have relied on certificates and telegrams of public officials as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. We have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. We have also assumed the due authorization, execution and delivery of the Note Purchase Agreements by the Purchasers and the Indenture by the Trustee, and we have assumed the accuracy of the representations by the Purchasers contained in the Note Purchase Agreements.

Based on the foregoing and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

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March 31, 1998
Page 2

1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a Material Adverse Effect. The Company is a bank holding company duly registered with the Federal Reserve Board under the BHCA

2. The Bank is a national bank duly chartered and organized by authority of the OCC and is validly existing and in good standing under the laws of the United States of America.

3. Each subsidiary of the company other than the Bank is a corporation duly incorporated and validly existing in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such qualification, except where the failure so to register or qualify does not have a Material Adverse Effect. All the outstanding shares of capital stock of each subsidiary of the Company other than the Bank have been duly authorized and validly issued, are fully paid and nonassessable. The Company owns the shares of its Subsidiaries directly, or indirectly through one of the other Subsidiaries, free and clear of any perfected security interest, or, to the best of our knowledge after reasonable inquiry, any other security interest, lien, adverse claim, charge or other encumbrance.

4. The activities described in the Memorandum of the Bank and its subsidiaries are permitted activities of a national bank.

5. The Notes and the Conversion Shares conform, in all material respects to the description hereof contained in the Memorandum.

6. The authorized and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Memorandum. The Notes, when issued pursuant to the Indenture, will qualify as Tier II capital under law and regulations applicable to the Company and the Bank.

7. The Company has corporate power and authority to enter into the Indenture and the Note Purchase Agreements and to issue, sell and deliver the Notes to the Purchasers as provided therein. The Note Purchase Agreements have been duly authorized, executed and delivered by the Company and are valid, legal and binding agreements of the Company, enforceable against the Company in accordance with their terms, except as

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March 31, 1998
Page 3

enforcement of rights to indemnification and contribution thereunder may be limited by Federal or state securities laws or principles of public policy and subject to the qualifica-tions that the enforceability of (i) the Company's obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other similar laws relating to or affecting creditors' rights generally and by general equitable principles and (ii) the indemnification and contribution provisions thereof may be subject to limitations under applicable federal securities laws.

8. The Indenture has been duly and validly authorized, executed and delivered by the Company and, assuming due execution and delivery by the Trustee, is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally, and complies in all material respect with the requirements of the 1939 Act.

9. The Notes have been duly and validly authorized and executed by the Company and, assuming due authentication of the Notes by the Trustee, upon delivery to the Purchasers against payment therefor in accordance with the terms of the Note Purchase Agreements, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture.

10. All of the issued and outstanding shares of the Company's capital stock have been duly authorized, validly issued and are fully paid and non-assessable and free of preemptive or other similar rights under the General
Corporation Law of the State of Delaware, and to such counsel's knowledge there are no options, agreements, contracts or other rights in existence to acquire from the company any shares of Common Stock , except as set forth in the Memorandum. Except as set forth in the Memorandum, to such counsel's knowledge there are no holders of the securities of the company having rights to the registration thereof. The Company has no subsidiary which conducts business as a bank under the laws of the State of Texas or Federal law, other than the Bank. All of the outstanding capital stock of the Bank has been duly authorized and validly issued and is fully paid and, subject to 12 U.S.C. section 55 (1982), nonassessable. To our knowledge after reasonable inquiry, there are no options, agreements, contracts or other rights in existence to purchase or acquire from the Company or its subsidiaries any issued and outstanding shares of such subsidiaries.

11. Neither the Company nor any of its subsidiaries is in violation of its respective certificate or articles incorporation or bylaws, or other organizational documents, or to our knowledge after reasonable inquiry, is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness, which violation or default could reasonably be expected to have a Material Adverse Effect, except as may be disclosed in the Memorandum.

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March 31, 1998
Page 4

12. Neither the offer, sale or delivery of the Notes, the execution, delivery or performance of the Note Purchase Agreements and the Indenture, compliance by the Company with the provisions of the Note Purchase Agreements and the Indenture, nor consummation by the Company of the transactions contemplated by the Note Purchase Agreements and the Indenture, conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of its subsidiaries or, to our knowledge after reasonable inquiry, any agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties is bound, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to us after reasonable inquiry, applicable to the Company or its subsidiaries or any of their respective properties.

13. No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of the Company (except as may be required under state securities or Blue Sky laws, and except for post-sale filings under Regulation D) for the valid issuance and sale of the Notes to the Purchasers as contemplated by the Note Purchase Agreements, except such as have been given or made.

14. The Company is not, and upon the issuance and sale of the Notes as contemplated in the Note Purchase Agreements and the application of the net proceeds therefrom as described in the Memorandum will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act.

15. The Conversion Shares have been duly authorized and, when issued and paid for in accordance with the Note Purchase Agreements and the Indenture, will be validly issued, fully paid and nonassessable and the holders thereof will not not be subject to personal liability under the General Corporation Law of the State of Delaware by reason of being such holders; the Conversion Shares are not subject under the General Corporation Law of the State of Delaware to the preemptive rights of any stockholder of the company; and the Company has filed an additional listing application with the American Stock Exchange with respect to the Conversion Shares.

16. The statements incorporated by reference into the Memorandum from the Annual Report under the captions "Business and Properties" and "Legal Proceedings," insofar as they are statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown therein.

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March 31, 1998
Page 5

17. To our knowledge after reasonable inquiry, there are no statutes or regulations that are required to be described in the Memorandum that are not described as required.

18. To our knowledge after reasonable inquiry, (A) other than as described or contemplated in the Memorandum, there are no legal or governmental proceedings pending or threatened against the Company or any of its subsidiaries, or to which the Company or any of its subsidiaries, or any of their property, is subject, which are required to be described in the Memorandum and (B) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Annual Report incorporated by reference into the Memorandum or to be filed as an exhibit thereto that have not been described or filed as required.

19. The Reorganization Agreement and the transactions contemplated thereby has been authorized by all necessary corporate action on the part of the Company, has been executed and delivered by the Company and constitutes a valid and binding obligation of the Company (assuming the due authorization, execution and delivery thereof by the other parties thereto) enforceable against the Company in accordance with its terms, except insofar as (i) such agreement may be subject to bankruptcy, insolvency, reorganization, moratorium or other laws relating to creditors_ rights generally, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding thereafter may be brought.

20. Assuming compliance by the Company and the Agent with the provisions of Rule 502(c) of Regulation D, no registration under the Securities Act is required for the offer, sale, issuance or delivery of the Notes, and no qualification of the Indenture under the 1939 Act is required.

The foregoing opinion is, with your concurrence, predicated upon and qualified in its entirety by the following:

        (a) The foregoing opinion is based on and is limited to the law of the State of Texas, the General Corporation Law of the State of Delaware and the relevant law of the United States of America. In addition, we express no opinion herein with respect to the antifraud provisions of federal or state securities laws.


        (b) Whenever our opinion is based on circumstances "to our knowledge," "to our knowledge after reasonable inquiry," "known to us after due inquiry," or similar expressions, we have relied exclusively on certificates of officers (after discussing the contents thereof with such officers) of the Company or the Bank, as applicable, or certificates of others as to the existence or nonexistence of the circumstances upon which our opinion is predicated. We have no reason to believe, however, that any such certificate is untrue or inaccurate in any material respect.

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March 31, 1998
Page 6

Because the primary purpose of our engagement was not to establish or confirm factual matters or financial or accounting matters and because of the wholly or partially non-legal character of many of the statements contained in the Memorandum, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Memorandum, and we have not independently verified the accuracy, completeness or fairness of such statements. Without limiting the foregoing, we assume no responsibility for, have not independently verified and have not been asked to comment on the accuracy, completeness or fairness of the financial statements, schedules and related data and other financial, accounting or statistical data set forth or incorporated by reference in the Memorandum, and we have not examined the accounting, financial or other records from which such financial statements, schedules and other financial and statistical data and information were derived. However, we have participated in conferences with officers and other representatives of the Company and representatives of the Agent and its counsel at which the contents of the Memorandum and related matters were discussed. Based upon such participation, and relying as to materiality to a large extent upon the factual statements of officers and other representatives of the Company, we advise you that no facts have come to our attention that have caused us to believe that the Memorandum (other than the financial statements, schedules and related data and other financial, accounting or statistical data, as to which we have not been asked to comment), as of its date and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This opinion is delivered solely to you pursuant to
Section 7(e) of the Note Purchase Agreements and may not be quoted, circulated or published, in whole or in part, or otherwise referred to or furnished to any other person other than your counsel, without our express prior written authorization.

						Very truly yours,



						Tracy & Holland, L.L.P.

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